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EXHIBIT  3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                          WORTHINGTON VENTURE FUND INC.

         FIRST: The name of the corporation is: WORTHINGTON VENTURE FUND INC.

         SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of authorized shares which the corporation is authorized to issue 25,000,000 shares of common stock having a par value of
0.0001 per share and 10,000,000 shares of preferred stock having a par value of
0.001 per share.

         The number of authorized shares of preferred stock or of common stock may be raised by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon.

         All shares of common stock shall be identical and each share of common stock shall be entitled to one vote on all matters.

         The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

         SIXTH: The names of the persons who are to be the directors of the corporation until the first meeting of stockholders or until their successors are elected:

                                  PAUL PARSHALL
                                  115 PARK ROAD
                              WORTHINGTON, OH 43235

         SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

         EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

         NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 19958-9766. The powers of the incorporator are to file this certificate of incorporation, approve the by-laws of the corporation and elect the initial directors.


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         TENTH: To the fullest extent permitted by the Delaware General
Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         ELEVENTH: To redomicile from Utah, Worthington Venture Fund Inc., file number 172754.

I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 3rd day of June, 1998.

Signed and Attested to by: /s/ Richard H. Bell
                           --------------------------------------
                           Richard H. Bell, President & Secretary
                           HARVARD BUSINESS SERVICES, INC.



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                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


WORTHINGTON VENTURE FUND INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: that at a meeting of the Board of Directors of WORTHINGTON VENTURE FUND INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered one, so that, as amended said Article shall be and read as follows:

Effective this date, the name of the corporation is changed to: Admax Technology, Inc. SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held up on notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment. IN WITNESS WHEREOF, said Worthington Venture Fund Inc. has caused this certificate to be signed by Andrew J. Yurcho, an Authorized Officer, this 12th day of August, 1998.

                                     By: /s/ Andrew J. Yurcho

                                     Name: Andrew J. Yurcho

                                     Title: Secretary






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                                State of Delaware

                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGES:

         "WORTHINGTON VENTURE FUND, INC.", A UTAH CORPORATION, WITH AND INTO "ADMAX TECHNOLOGY, INC." UNDER THE NAME OF "AAMAXAN TRANSPORT GROUP, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 1998, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.










                                     /s/ Edward J. Freel
                                     Edward J. Freel, Secretary of State

                                     AUTHENTICATION: 9281548

                                     DATE: 09-01-98


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                                  AMENDMENT TO
                 STATEMENT OF ESTABLISHMENT AND DESIGNATION OF A
                               SERIES OF SHARES OF
                          AAMAXAN TRANSPORT GROUP, INC.
                             a Delaware Corporation
                             pursuant to section 242

         Pursuant to the provisions of the Delaware General Corporation Law, the undersigned corporation makes the following amendment to statements as to the establishment and designation of a series of shares by its Board of Directors:

         1. The name of the corporation is AAMAXAN TRANSPORT GROUP, INC.

         2. Article IV of the Certificate of Incorporation of AAMAXAN TRANSPORT GROUP, INC., gives the Board of Directors the right to designate a series of preferred shares, and to determine the powers, preferences and rights, as well as the qualifications, limitations and restrictions thereof.

         3. The Board has designated One Thousand (1,000) Preferred Shares as "Series A Preferred Stock." 4. The Board of Directors of the Company has authorized an amendment to the Terms of Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on December 22, 1998. Attached hereto as Exhibit "A" is the Amendment to the Terms of Certificate of Designation of Series A Convertible Preferred Stock reflecting such amendment to Section 4(d)(i) of the Certificate, and by reference made a part hereof for all purposes.

         EXECUTED effective as of this 30th day of December, 1998.

                                     AAMAXAN TRANSPORT GROUP, INC.,
                                     a Delaware Corporation


                                     By: /s/ Rex Mason
                                     --------------------
                                     Rex Mason, President










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

                              AMENDMENT TO TERMS OF
                          CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                          AAMAXAN TRANSPORT GROUP, INC.



         Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 1,000. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $1,000 per share (the "Stated Value"). All terms defined in the Convertible Preferred Stock Purchase Agreement, dated December 22, 1998, between the Company and the purchasers of the Preferred Stock named therein (the "Purchase Agreement") and not otherwise defined herein shall have for purposes hereof the meanings provided for therein.

         Section 2. Dividends.

         (a) Holders of outstanding shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate pre share (as a percentage of the Stated Value per share) equal to 2% per annum (subject to increase pursuant to Section 2(d) hereof), in cash or (as provided for herein) shares of Common Stock, payable quarterly in arrears on the last day of March, June, September and December of each year commencing December 22, 1998 (each, a "Dividend Payment Date"). Any arrears in payment of dividends hereunder shall be payable on the Conversion Date (as defined in Section 4(b)) or earlier if so determined by the Company. Dividends on shares of the Preferred Stock shall accrue daily commencing on the Original Issue Date of such shares, shall be calculated based on the actual number of days in such quarterly period in a 360 day year and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable


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record date but prior to the applicable Dividend Payment Date. A transfer of the right to receive payments hereunder shall be transferable only through an appropriate entry in the register (the "Register") to be maintained by the Company through the Law Office of Cecil S. Mathis, in which shall be entered the names and addresses of the registered holder of shares of Preferred Stock and all transfers of such shares. References to the holder or "holders" shall mean the Person listed in the Register as the registered holder of such shares. The ownership of such shares shall be proved by the Register. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of Preferred Stock based upon the number of shares held by each Holder. Dividends due hereunder on a Dividend Payment
Date may, at the Company's option, be paid in, and dividends due hereunder on a Conversion Date shall be paid in, shares of Common Stock calculated based upon the average Per Share Market Value for the five (5) Trading Days immediately preceding the Dividend Payment Date or the Conversion Date, as the case may be. Other than conversion of the Stated Value of Preferred Stock into shares of Common Stock on a Conversion Date, all other amounts due hereunder at any time shall be paid in immediately available funds. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(a)(ii).

         (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and must deliver immediately available funds in respect thereof) on the Preferred Stock if:

              (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Common Stock;

              (ii) the shares of Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder; or

              (iii) the shares of Common Stock to be issued in respect of such dividends are not listed on the Nasdaq SmallCap Market or Nasdaq National Market and any other exchange or quotation system on which the Common Stock is then listed for trading;

         (c) So long as any shares of Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 6), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities, unless in each case all dividends on the Preferred Stock for all past dividend periods shall have been paid.



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

         (d) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default and for so long as such Event of Default is continuing, the dividend rate otherwise applicable specified in Section 2(a) shall be increased to 10% per annum or, if less, the maximum rate permitted by applicable law. In addition, the Company shall pay to the holders in immediately available funds, as liquidated damages and not a penalty, 1% of the aggregate Stated Value of the Preferred Stock then held by such holder on the date on which the Event of Default occurs (the "Event Date") and on each monthly anniversary of the Event Date (each holder being entitled to receive such portion of such amount as equals its pro rata portion of the aggregate Stated Value of all shares of Preferred Stock then outstanding), until such time as the applicable Event of Default is cured. The provision of this Section are not exclusive and shall in no way limit the Company's obligations under the Purchase Agreement and the Registration Rights Agreement.

         Section 3. Voting Rights. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority in interest of the shares of the Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation senior to, prior to or pari passu with the Preferred Stock.

         Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay such amounts in full, then the entire assets of the Company to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the

Company of a transaction or series of related transactions in which more than 33 1/3% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies or a reclassification of the Common Stock shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

         Section 5. Conversion.

         (a)

              (i) Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (subject to reduction under Sections 5(a)(ii) and 5(c)), at the option of the holder in whole or in part at any time after the Original Issue Date of such share of Preferred Stock. The holder of the Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice"). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date my not be prior to the date the holder of Preferred Stock delivers such Notice by facsimile (the "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(j). Subject to Sections 5(a)(ii) and 5(c) and, as to the original holder of the Preferred Stock (or its sole designee), subject to Section
                     4.3 of the Purchase Agreement, each Holder Conversion Notice, once given, shall be irrevocable. If a holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by such holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such holder (in the manner within the time set forth in Section 5(c)) a certificate for such number of shares of Preferred Stock as have not been converted. Notwithstanding the foregoing, the conversion rights of the original holder shall be limited to the extent set forth in Section 4.3 of the Purchase Agreement.



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

              (ii) If on the Conversion Date applicable to any conversion of any shares of Preferred Stock, (A) the Common Stock is then listed for trading on the Nasdaq National Market, or the Nasdaq SmallCap Market (if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby (or any successor or replacement provision thereof) to the Nasdaq SmallCap Market), (B) the Conversion Price (as defined below) then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock (after taking into account any reduction required by Section 5(c)), together with any shares of Common Stock previously issued upon conversion of Preferred Stock, and together with any shares of Common Stock issued in payment of dividends hereunder, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date of such shares of Preferred Stock (the "Issuable Maximum"), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the Company shall issue to the converting holder of Preferred Stock the Issuable Maximum and, with respect to any shares of Common Stock that would be issuable to such holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the converting holder shall have the option to require the Company as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval. "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company or such other procedure as shall be permissible under the General Corporation Law of the State of Delaware, all held in accordance with the Company's Certificate of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of shares of Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof).



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         (b) On the six year anniversary of the Original Issue Date (the
"Company Conversion Date") for each share of Preferred Stock that has not previously been converted, such share of Preferred Stock shall be automatically convertible into shares of Common Stock at the Conversion Ratio (subject to reduction under Section 5(c)); provided, however, that no shares of Preferred Stock shall be converted (i) unless the Company shall have duly reserved for issuance to the holder a sufficient number of shares of Common Stock to issue upon such conversion; (ii) unless all of such shares may be converted into shares of Common Stock in accordance with Section 5(a)(ii); or (iii) if an Event of Default shall have occurred hereunder and is continuing. In connection with such conversion, the Company shall deliver to the holders of such shares of Preferred Stock a written notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"). The Company Conversion Notice shall specify the number of shares of Preferred Stock that will be subject to automatic conversion on the Company Conversion Date. The Company shall deliver or cause to be delivered the Company Conversion Notice at least two (2) Trading Days before the Company Conversion Date. The holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Company or the Escrow Agent not later than five (5) Trading Days after the Company Conversion Date. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice", and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date".

         (c) Not later than two (2) Trading Days after the Conversion Date, the Escrow Agent will deliver to the holder of Preferred Stock (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to any reduction required pursuant to Section 5(a)(ii)), including certificates representing the number of shares of Common Stock as equals the accrued but unpaid dividends thereon divided by the applicable Conversion Price, and (ii) one or more certificates representing the number of shares of Preferred Stock not converted. Any certificates representing shares of Common Tock to be delivered upon a conversion hereunder shall be free of restrictive legends and trading restrictions on the stock transfer books of the Company, except those contemplated by Section 4.1(b) of the Purchase Agreement. The Escrow Agent shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock and the counting of Trading Days for purposes of any consequences under this Section for a failure to deliver such certificates under this Section shall not begin until certificates representing the shares of Preferred Stock to be converted are delivered for conversion to the Escrow Agent, or until the holder notifies the Company that such certificates representing the shares of Preferred Stock have been lost, stolen or destroyed and provides a bond and other supporting


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documentation reasonably satisfactory to the Company and the Law Office of Cecil
S. Mathis (or other adequate security reasonably acceptable to the Company and the Law Office of Cecil S. Mathis) to indemnify the Company from any loss incurred by it in connection therewith, provided that, if the Company or the Agent receives the original certificates representing the shares of Preferred Stock being converted on or prior to the time specified for the delivery of such shares of Common Stock or on or prior to the time at which liquidated damages begin to accrue, the date of the Holder Conversion Notice shall be deemed to be the date of delivery of such original certificates representing the shares of Preferred Stock.

         (d)

              (i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (x) $0.70 (the "Fixed Conversion Price"), and (y) sixty five percent (65%) of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date (the Floating Conversion Price).

              (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make any distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common tock outstanding after such event. Any adjustment made pursuant to this Section 5(d)(ii) shall become effective immediately after the effective date in the case of a subdivision or combination.

              (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Fixed Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction, of which the denominator shall be the number of


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                     shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Fixed Conversion Price designated in Section 5(d)(i) pursuant to this
                     Section 5(d)(iii), if any such right or warrant shall expire and shall not have been exercised the Fixed Conversion Price designated in Section 5(d)(i) shall immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Fixed Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Fixed Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

              (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those


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

                     referred to in Section 5(d)(iii) above), then in each such case the Fixed Conversion Price at which each share of Preferred Stock shall thereafter be convertible and shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidences of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

              (v) All calculations under this Section 5 shall be made to the nearest or the nearest 1/100th of a share, as the case may be.


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

              (vi)   Whenever the Fixed Conversion Price is adjusted pursuant to
                     Section 5(d)(ii),(iii),(iv) or (v), the Company shall, promptly mail to the holders of Preferred Stock a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

              (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which the Company will not be the surviving entity, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as would be payable to the holders of the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give the holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

              (viii) If:

                     (A) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than a subdivision of the outstanding shares of Common Stock) or shall authorize a repurchase or redemption or otherwise enter into any other transaction (including a stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which shares of Preferred Stock are convertible); or

                     (B) the Company shall declare a special nonrecurring cash dividend on its then outstanding Common Stock; or

                     (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                     (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                     (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last respective addresses as they shall appear upon the Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, repurchase, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

         (e) If at any time conditions shall arise by reason of action taken by the company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished form the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall, at least 30 calendar days prior to the effective date of such action, mail a written notice to each holder of Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case my be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

         (f) The Company (i) represents and warrants that as of the Initial Original Issue Date (as defined in Section 6) it has place in escrow for issuance upon conversion of Preferred Stock, as herein provided, out of its authorized and unissued Common Stock free from preemptive rights or any other actual or contingent purchase rights of persons other than holder of Preferred Stock, twice the number of shares of Common Stock as would be issuable upon conversion of all of the shares of the Preferred Stock that are authorized for issuance hereunder as if all such shares were issued on, and such conversion had occurred on, the Initial Original Issue Date and (ii) covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Preferred Stock, twice the number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(d) hereof) upon the conversion of the aggregate of all outstanding shares of Preferred Stock that are authorized for issuance hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

         (g) Upon a conversion hereunder, the holder of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         (h) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance an delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (i) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

         (j) Any and all notices or other communications or deliveries to be provided by the holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Chief Executive Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company, with a copy to the Law Office of Cecil S. Mathis and a copy to the Escrow Agent. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the holder at the facsimile telephone number or address of the holder appearing on the books of the Company, or if no such facsimile telephone or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement prior to 4:30 p.m. (Eastern Time) on a Trading Day, (ii) the Trading Day after the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City.

         "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $.0001 par value, of the Company, stock of any other class into which such shares may hereafter have been reclassified or changed and any other equity securities of the Company hereafter designated as Common Stock.

         "Conversion Amount" means, with respect to any shares of Preferred Stock surrendered for conversion hereunder, the Stated Value of such share of Preferred Stock plus accrued but unpaid dividends thereon through and including the applicable Conversion Date.

         "Conversion Ratio" means, at any time, the quotient obtained by dividing the Conversion Amount by the Conversion Price at such time.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

         (a) any default by the Company to pay when due and payable dividends on any shares of Preferred Stock, either on a Dividend Payment Date or Conversion Date, or any other amounts hereunder, as and when the same shall become due and payable, either on an Interest Payment Date or the Conversion Date, by acceleration or otherwise, or, within five (5) Business Days following the delivery of notice to the Company, any fees or any other amounts payable (and not otherwise referred to in this clause (a)) by the Company under the Purchase Agreement.

         (b) the Company shall fail to timely observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Certificate of Designation, the Purchase Agreement, the Escrow Agreement, or any Warrants, and such failure or breach shall not have been remedied within five (5) Business Days after the date on which notice of such failure or breach shall have been given or such other cure period as may specifically be provided herein or in such other agreements with respect to any particular covenant, agreement or warranty.

         (c) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relation to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing, or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

         (d) the Company shall fail to pay any amount of principal or interest on any mortgage, credit agreement or other facility, indenture or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding one hundred thousand dollars ($100,000) (collectively, "Indebtedness"), whether such Indebtedness now exists or shall hereafter be created, when and as the same shall become due and payable, or the Company shall fail to observe or perform any term, covenant or agreement contained in any agreement or instrument evidencing or governing any of such Indebtedness if the cure period for such term, covenant or agreement contained in such agreement or instrument has run and the holder or holders of such Indebtedness or a trustee on their behalf shall have the right to cause such Indebtedness to become due prior to its stated maturity;

         (e) the Company shall have its Common Stock delisted from the NASD OTC Bulletin Board or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five days;

         (f) the Company shall fail to deliver to the Holder or to the Escrow Agent share certificates representing the Common Shares to be issued upon conversion of the Preferred Stock within 10 calendar days of the Conversion Date; or

         (g) the Company shall issue a Press Release, or otherwise make publicly known, that it is not honoring properly executed Holder Conversion Notices for any reason whatsoever.

         (h) the entry of any judgments against the Company aggregating more than $100,000. "Initial Original Issue Date" means the Original Issue Date for the first shares of Preferred Stock issued hereunder.

         "Junior Securities" means the Common Stock and all other classes of equity securities of the Company, other than the Series B Convertible Preferred Stock.

         "Original Issue Date" shall mean, with respect to any share of Preferred Stock, the date of first issuance of such share of Preferred Stock regardless of the number of transfers of such share of Preferred Stock and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock.

         "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock is then listed, as reported on Bloomberg, L.P. or if there is no such bid on such date, then the last closing bid price on such exchange on the date nearest preceding such date, as reported on Bloomberg, L.P., or (b) if the Common Stock is not listen on the Nasdaq National Market or any stock exchange, the closing bid price for a share of Common Stock on such date on the Nasdaq SmallCap Market or the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is no longer reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" bids on such date, or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER


(To be Executed by the Registered Holder to Convert shares of Series A Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock (The Series A Preferred Stock) indicated below into shares of Common Stock, par value $.0001 per share (the "Common Stock"), of Aamaxan Transport Group, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. A fee of $350 will be charged to the Holder for any conversion by the Escrow Agent. NO other fees will be charged to the Holder, except for such transfer taxes, if any.

Conversion calculations:

        ----------------------------------------------------------------
                            Date to Effect Conversion


        ----------------------------------------------------------------
          Number of shares of Series A Preferred Stock to be Converted


        ----------------------------------------------------------------
                           Applicable Conversion Price


        ----------------------------------------------------------------
           Amount of Accrued but Unpaid Dividends due on the Series A
                         Preferred Stock to be Converted


        ----------------------------------------------------------------
                  Number of shares of Common Stock to be Issued


         ----------------------------------------------------------------
                                    Signature


              ----------------------------------------------------
                                      Name


              ----------------------------------------------------
                                     Address

                                    EXHIBIT B

                          AAMAXAN TRANSPORT GROUP, INC.

                         NOTICE OF AUTOMATIC CONVERSION

The undersigned in the name and on behalf of Aamaxan Transport Group, Inc. (the "Company") hereby notifies the addressee hereof that [ ] shares of the Series A Convertible Preferred Stock held by the Holder will be converted into shares of Common Stock, par value $.0001 per share (the "Common Stock"), of the Company according to the terms of the Preferred Stock, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


Conversion calculations:

        ----------------------------------------------------------------
                            Date to Effect Conversion


        ----------------------------------------------------------------
          Number of shares of Series A Preferred Stock to be Converted


        ----------------------------------------------------------------
                           Applicable Conversion Price


        ----------------------------------------------------------------
           Amount of Accrued but Unpaid Dividends due on the Series A
                         Preferred Stock to be Converted


        ----------------------------------------------------------------
                  Number of shares of Common Stock to be Issued


        ----------------------------------------------------------------
                                    Signature


        ----------------------------------------------------------------
                                      Name


        ----------------------------------------------------------------
                                     Address

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AAMAXAN TRANSPORT GROUP, INC.
             -------------------------------------------------------
                         Pursuant to Section 242 of the
                       General Corporation Law of Delaware
             -------------------------------------------------------


         The undersigned President of Aamaxan Transport Group, Inc. ("Corporation") DOES HEREBY CERTIFY:

         FIRST: The fourth paragraph of the Certificate of Incorporation of the Corporation is hereby modified to effect a reverse split of the issued and outstanding shares of common stock of the Corporation at the rate of one new share of common stock for each 100 issued and outstanding shares of common stock. Fractional shares of common stock will not be issued, however, the Corporation will issue such amount of common stock so that on an aggregate basis of the common stock held by a stockholder that holds a fractional share as a result of the reverse split, the fractional share will be rounded up to the next whole share. The number of shares of authorized common stock will not be affected by the reverse split.

         SECOND. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of the Fourth Article in its entirety and by substituting the following new first paragraph in lieu thereof:

         "The total number of authorized shares which the corporation is authorized to issue shall be 200,000,000 shares of common stock having a par value of $0.0001 per share and 10,000,000 shares of preferred stock having a par value of $0.001 per share."

         THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter was duly adopted by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon at a meeting of stockholders.

         IN WITNESS WHEREOF, I have executed this Certificate of Amendment this 25th day of September ___, 2007.

                                     /s/ Marc Juliar
                                     -----------------
                                     By:  Marc Juliar,
                                     Title:  President

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